Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530

FOR IMMEDIATE RELEASE

PACCAR Achieves Good Quarterly Results

Strong European Truck Demand Drives Excellent Profit Margins

July 26, 2016, Bellevue, Washington – “PACCAR achieved good quarterly net income in the second quarter of 2016,” said Ron Armstrong, chief executive officer. “PACCAR’s financial results reflect favorable truck markets and good aftermarket parts and financial services results worldwide. I am very proud of our 23,000 employees who have delivered outstanding products and services to our customers.”

Second quarter net sales and financial services revenues were $4.41 billion, compared to $5.08 billion in the second quarter of 2015. PACCAR earned adjusted net income (non-GAAP)1 of $371.7 million ($1.06 per diluted share) in the second quarter of 2016, excluding a favorable $109.6 million adjustment to the non-recurring charge established in the first quarter this year for the European Commission (EC) investigation of all European truck manufacturers. On July 19, 2016 the EC concluded its investigation by reaching a settlement with DAF. Including the favorable adjustment to the EC charge, which is not taxable, PACCAR reported net income of $481.3 million ($1.37 per diluted share) in the second quarter of 2016. The company earned net income of $447.2 million ($1.26 per diluted share) in the second quarter last year.

For the first six months of 2016, PACCAR reported adjusted net income (non-GAAP) of $719.7 million ($2.05 per diluted share), excluding the $833.0 million non-recurring charge for the EC investigation. The company earned $825.6 million ($2.32 per diluted share) in the first six months of 2015. Including the non-recurring charge, PACCAR reported a net loss of $113.3 million ($.32 per diluted share) in the first six months of 2016. PACCAR’s regular quarterly dividend will not be impacted by the EC charge. Net sales and financial services revenues for the first six months of 2016 were $8.71 billion compared to $9.91 billion last year.

Armstrong added, “PACCAR’s strategic focus is to invest for growth in our core markets, while expanding our presence in emerging markets. PACCAR is earning excellent returns on its investments, achieving nearly 20 percent average annual after-tax return on equity over the last six years. These investments have included new Kenworth, Peterbilt and DAF vehicles, production of the fuel-efficient PACCAR MX engines in North America, the DAF Brasil truck factory, and increased capacity of PACCAR Parts’ distribution centers. In addition, the company expanded PACCAR Financial Services internationally and introduced many industry-

[1]	See attached supplementary information on non-GAAP financial measures.

leading technologies and services for our dealers and customers.” Bob Christensen, PACCAR president and chief financial officer, noted, “The company is investing for future growth in PACCAR integrated powertrain components, advanced driver assistance and truck connectivity technologies, a new DAF cab paint facility, logistics enhancements to its manufacturing facilities, and recently opened a new Parts Distribution Center in Renton, Washington.”

Financial Highlights – Second Quarter 2016

Highlights of PACCAR’s financial results for the second quarter of 2016 include:

•	Consolidated net sales and revenues of $4.41 billion.

•	Adjusted net income (non-GAAP) of $371.7 million, excluding a $109.6 million favorable adjustment to the charge related to the settlement of the EC investigation.

•	Net income of $481.3 million.

•	Truck, Parts and Other gross margins of 15.2%.

•	PACCAR Parts pre-tax income of $133.4 million.

•	Financial Services pre-tax income of $77.3 million.

•	Manufacturing cash and marketable securities of $3.40 billion.

•	Record quarterly cash generated from operations of $853.6 million.

Financial Highlights – First Half 2016

Highlights of PACCAR’s financial results for the first six months of 2016 include:

•	Consolidated net sales and revenues of $8.71 billion.

•	Adjusted net income of $719.7 million (non-GAAP), excluding a $833.0 million non-recurring charge for the EC investigation.

•	Net loss of $113.3 million.

•	PACCAR Parts pre-tax income of $268.0 million.

•	Financial Services pre-tax income of $157.6 million.

•	Cash generated from operations of $1.65 billion.

•	Medium-term note issuances of $1.34 billion.

•	Bank credit facilities of $3.0 billion renewed.

Global Truck Markets

Industry sales in the above 16-tonne truck market in Europe are estimated to be in the range of 280,000-300,000 vehicles this year, which is the strongest market since 2008. “The European above 16-tonne truck market continues to strengthen due to positive economic growth and increased freight activity,” said Preston Feight, DAF president and PACCAR vice president. “DAF achieved market share of 16.0 percent in the first half of 2016. DAF’s above 16-tonne truck registrations increased 28 percent year-to-date compared to the same period last year.” Feight added, “We are very proud that the DAF XF has been honored by Motor Transport magazine as the 2016 U.K. Fleet Truck of the Year.”

Class 8 truck industry retail sales for the U.S. and Canada in 2016 are expected to be in a range of 220,000-240,000 vehicles. Peterbilt and Kenworth are benefiting from the third best U.S. and Canada Class 8 truck market in the last ten years, and have achieved 27 percent market share year-to-date this year. “The truck market reflects the good economy and high freight tonnage levels,” said Gary Moore, PACCAR executive vice president. “Our customers are benefiting from the excellent operating efficiency of Peterbilt and Kenworth trucks.”

DAF is a Leader in European Truck Platooning

DAF participated in the European Truck Platooning Challenge in April. The event was organized by the Dutch Ministry of Infrastructure and the Environment to demonstrate that wirelessly-linked truck combinations, or platoons, can operate safely and efficiently across Europe.

DAF and three suppliers partnered to form a team called EcoTwin. The second vehicle in the EcoTwin platoon followed the lead truck at a reduced distance. “The gap between trucks improves aerodynamics of all trucks in the platoon. This technology could achieve fuel savings of up to ten percent for our customers,” said Ron Borsboom, DAF chief engineer.

DAF XF Trucks Demonstrating Platooning Technology

Capital Investments Increase Factory Efficiency

PACCAR’s excellent long-term profits, strong balance sheet, and intense focus on quality, technology and productivity have enabled the company to invest $6.0 billion in capital projects, innovative products and new technologies during the past decade. “Capital of $325-$375 million and R&D expenses of $240-$260 million are being invested this year in new product development, enhanced manufacturing facilities and aftermarket support programs,” said Harrie Schippers, PACCAR senior vice president.

DAF is constructing a new $110 million environmentally friendly cab paint facility at its factory in Westerlo, Belgium. Robotic paint equipment will increase capacity and efficiency, and minimize emissions and energy consumption. The DAF cab paint facility will be the most modern commercial vehicle paint facility in the world. Harry Wolters, DAF director of operations, commented, “This technology investment will support DAF’s strategy to increase market share and reflects DAF’s leadership in producing high quality vehicles.”

DAF Westerlo, Belgium Cab Paint Facility (Architectural Drawing)

Kenworth’s Chillicothe, Ohio factory is constructing a new automated storage and delivery system for painted cabs, hoods, and sleepers. The $17 million, 25,000 square-foot addition will use state-of-the-art logistics technology to achieve rapid delivery of painted parts to the assembly line. “This expansion will enhance our manufacturing efficiency and production capacity,” said Judy McTigue, Kenworth Chillicothe factory plant manager.

Kenworth Truck Factory in Chillicothe, Ohio (Architectural Drawing)

Peterbilt Expands Leadership in Refuse Truck Segment

Peterbilt has expanded its refuse truck lineup with the launch of the new Peterbilt Model 520 featuring updated seating and drive configurations, enhanced styling and availability of the PACCAR MX-11 engine. Peterbilt achieved 25% share of this market segment in 2015. The Peterbilt Model 520 can be configured with a dual-seated, dual-drive cab which allows customers to operate the vehicle from both sides of the cab for greater convenience and comfort.

“Peterbilt has been a leader in the refuse truck segment for nearly 50 years through vehicle innovations that bring our customers superior levels of performance, reliability and versatility,” said Darrin Siver, Peterbilt general manager and PACCAR vice president. “The Peterbilt Model 520 is available with the new PACCAR MX-11 engine, which provides outstanding value in a lightweight and fuel-efficient engine design.”

Peterbilt Model 520 Refuse Truck

PACCAR Parts Delivers Operational Excellence

PACCAR Parts generated quarterly pre-tax profit of $133.4 million in the second quarter of 2016, compared to $145.7 million achieved in the second quarter of 2015. Second quarter 2016 revenues were $756.4 million, compared to the $776.5 million earned in the second quarter last year. PACCAR Parts achieved pre-tax profit of $268.0 million in the first six months of 2016, compared to $284.6 million in the first six months of 2015. PACCAR Parts first half 2016 revenues were $1.48 billion, compared to $1.53 billion for the same period last year.

“PACCAR Parts delivers outstanding performance to DAF, Kenworth, and Peterbilt dealers and customers around the world, achieving record levels of same-day order fulfillment and shipping accuracy,” said David Danforth, PACCAR Parts general manager and PACCAR vice president. “The world-class performance of PACCAR Parts’ 17 Distribution Centers ensures that our customers can achieve excellent uptime and productivity.”

Financial Services Companies Achieve Good Results

PACCAR Financial Services (PFS) has a portfolio of 175,000 trucks and trailers, with total assets of $12.23 billion. PACCAR Leasing, a major full-service truck leasing company in North America and Europe with a fleet of 38,000 vehicles, is included in this segment. Second quarter PFS pre-tax income in 2016 was $77.3 million compared to $90.8 million earned in the second quarter last year. Second quarter 2016 revenues were $297.4 million compared to $293.8 million in the same quarter of 2015. For the first six months of 2016, PFS earned pre-tax income of $157.6 million compared to $179.8 million last year. First-half 2016 revenues were $586.8 million compared with $578.5 million for the same period a year ago. “PFS achieved good results due to excellent portfolio performance during the second quarter of 2016,” said Bob Bengston, PACCAR senior vice president. “Dealers and customers appreciate PFS leading-edge technology solutions, excellent customer service and dedicated support of the transportation industry in all phases of the business cycle.”

“PACCAR’s excellent balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 23 countries on four continents,” said Todd Hubbard, PACCAR Financial Corp. president. “We have excellent access to the commercial paper and medium-term note markets, allowing PFS to profitably support the sale of PACCAR trucks.”

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss second quarter earnings on July 26, 2016, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q2 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through August 2, 2016. PACCAR shares are listed on NASDAQ Global Select Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

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PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Truck, Parts and Other:
Net sales and revenues	$4,115.8	$4,786.1	$8,126.4	$9,334.1
Cost of sales and revenues	3,489.4	4,061.2	6,903.0	7,971.4
Research and development	60.8	59.3	120.4	115.5
Selling, general and administrative	110.2	108.2	220.5	217.7
European Commission charge	(109.6)		833.0
Interest and other expense, net	2.5	1.3	2.6	5.8

Truck, Parts and Other Income Before Income Taxes	562.5	556.1	46.9	1,023.7

Financial Services:
Revenues	297.4	293.8	586.8	578.5
Interest and other	189.0	175.5	370.2	345.0
Selling, general and administrative	25.1	23.9	49.6	47.4
Provision for losses on receivables	6.0	3.6	9.4	6.3

Financial Services Income Before Income Taxes	77.3	90.8	157.6	179.8
Investment income	6.4	5.3	12.1	10.4

Total Income Before Income Taxes	646.2	652.2	216.6	1,213.9
Income taxes	164.9	205.0	329.9	388.3

Net Income (Loss)	$481.3	$447.2	$(113.3)	$825.6

Net Income (Loss) Per Share:
Basic	$1.37	$1.26	$(.32)	$2.32

Diluted	$1.37	$1.26	$(.32)	$2.32

Weighted Average Shares Outstanding:
Basic	350.9	355.3	351.1	355.2

Diluted	351.6	356.3	351.1	356.2

Dividends declared per share	$.24	$.22	$.48	$.44

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	June 30	December 31
	2016	2015
ASSETS
Truck, Parts and Other:
Cash and marketable debt securities	$3,397.2	$3,378.0
Trade and other receivables, net	1,070.2	879.0
Inventories, net	824.9	796.5
Property, plant and equipment, net	2,210.5	2,176.4
Equipment on operating leases and other, net	1,697.3	1,625.3
Financial Services Assets	12,227.1	12,254.6

	$21,427.2	$21,109.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$4,990.4	$4,331.9
Financial Services Liabilities	9,727.1	9,837.5
STOCKHOLDERS’ EQUITY	6,709.7	6,940.4

	$21,427.2	$21,109.8

Common Shares Outstanding	350.5	351.3

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Six Months Ended June 30	2016	2015
OPERATING ACTIVITIES:
Net (loss) income	$(113.3)	$825.6
Depreciation and amortization:
Property, plant and equipment	155.5	146.2
Equipment on operating leases and other	339.9	302.2
European Commission charge	833.0
Net change in trade receivables, inventory and payables	(2.7)	266.8
Net decrease (increase) in wholesale receivables on new trucks	226.0	(353.4)
All other operating activities, net	211.0	(.3)

Net Cash Provided by Operating Activities	1,649.4	1,187.1

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(152.0)	(99.4)
Acquisitions of equipment for operating leases	(767.2)	(733.3)
Net increase in financial services receivables	(113.6)	(128.7)
Net decrease (increase) in marketable debt securities	28.5	(194.4)
Proceeds from asset disposals	218.2	241.1

Net Cash Used in Investing Activities	(786.1)	(914.7)

FINANCING ACTIVITIES:
Payments of cash dividends	(661.0)	(510.5)
Purchases of treasury stock	(56.3)
Proceeds from stock compensation transactions	7.4	12.7
Net (decrease) increase in debt	(131.9)	503.1

Net Cash (Used in) Provided by Financing Activities	(841.8)	5.3
Effect of exchange rate changes on cash	27.0	(52.2)

Net Increase in Cash and Cash Equivalents	48.5	225.5
Cash and cash equivalents at beginning of period	2,016.4	1,737.6

Cash and cash equivalents at end of period	$2,064.9	$1,963.1

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Sales and Revenues:
Truck	$3,341.2	$3,983.4	$6,611.7	$7,752.5
Parts	756.4	776.5	1,475.9	1,529.2
Financial Services	297.4	293.8	586.8	578.5
Other	18.2	26.2	38.8	52.4

	$4,413.2	$5,079.9	$8,713.2	$9,912.6

Pretax Profit:
Truck	$329.4	$420.1	$633.5	$759.2
Parts	133.4	145.7	268.0	284.6
Financial Services	77.3	90.8	157.6	179.8
European Commission Charge	109.6		(833.0)
Investment Income and Other	(3.5)	(4.4)	(9.5)	(9.7)

	$646.2	$652.2	$216.6	$1,213.9

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
United States and Canada	$2,681.0	$3,517.1	$5,272.5	$6,816.5
Europe	1,232.6	1,063.7	2,502.7	2,096.7
Other	499.6	499.1	938.0	999.4

	$4,413.2	$5,079.9	$8,713.2	$9,912.6

NEW TRUCK DELIVERIES

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
United States and Canada	19,800	26,800	38,300	51,200
Europe	13,100	11,200	26,600	21,300
Other	3,900	3,600	7,200	7,400

	36,800	41,600	72,100	79,900

PACCAR Inc

SUPPLEMENTARY INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude the non-recurring European Commission charge. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

Management utilizes these non-GAAP measures to evaluate the Company’s performance and believes these measures allow investors and management to evaluate operating trends by excluding a significant non-recurring charge that is not representative of underlying operating trends.

Reconciliations of adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) to the most directly comparable GAAP measures are as follows:

	Three Months Ended	Six Months Ended
(in millions)	June 30, 2016	June 30, 2016
Adjusted Net Income (Non-GAAP)	$371.7	$719.7
Non-recurring European Commission Charge	109.6	(833.0)

Net Income (Loss)	$481.3	$(113.3)

	Three Months Ended	Six Months Ended
	June 30, 2016	June 30, 2016
Per Diluted Share:
Adjusted Net Income (Non-GAAP)	$1.06	$2.05
Non-recurring European Commission Charge	.31	(2.37)

Net Income (Loss)	$1.37	$(.32)

	Three Months Ended	Six Months Ended
(in millions)	June 30, 2016	June 30, 2016
Shares used in per diluted share calculations:
Non-GAAP	351.6	351.8
GAAP	351.6	351.1